UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 06, 2025

Civista Bancshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-36192	34-1558688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street
Sandusky, Ohio		44870
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (419) 625 - 4121

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	CIVB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On November 6, 2025, Civista Bancshares, Inc. (“Civista”) consummated the merger of The Farmers Savings Bank ("Farmers") with and into Civista Bank, an Ohio chartered commercial bank and wholly-owned subsidiary of Civista (the “Merger”), in accordance with the Agreement and Plan of Merger, dated as of July 10, 2025, by and among Civista, Civista Bank and Farmers (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, each Farmers common share was converted into the right to receive $71,086.48 in cash and 2,868.98 Civista common shares, resulting in aggregate consideration payable by Civista of $35,543,239 and approximately 1,434,491 Civista common shares. Cash will be paid in lieu of fractional shares.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Civista’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2025.

On November 6, 2025, Civista issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibit 99.1 Closing Press Release, dated November 6, 2025

Exhibit 104  Cover Page Interactive File-the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civista Bancshares, Inc.

Date:	November 7, 2025	By:	/s/ Ian Whinnem
Ian Whinnem, Senior Vice President & Chief Financial Officer